Exhibit 5.1

ATTORNEYS AT LAW One INDEPENDENT DRIVE JACKSONVILLE, FLORIDA 32202 904.359.2000 TEL 904.359.8700 FAX www.foley.com CLIENT/MATTER NUMBER 045952-0199 May 8, 2025

22nd Century Group, Inc.

321 Farmington Road, Mocksville

North Carolina 27028

Ladies and Gentlemen:

We have served as counsel to 22nd Century Group, a Nevada corporation (the “Company”), in connection with the filing on November 1, 2024, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 11,272,093 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of shares outstanding and shares issuable upon the exercise of warrants and pre-funded warrants (collectively, the “Warrants”), to be offered and sold by the selling stockholders identified in the Registration Statement and the base prospectus (the “Base Prospectus”) contained therein (the “Shares”).

In connection with our representation, we have examined: (i) the Registration Statement, including the Base Prospectus contained therein, and exhibits thereto, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, (iii) the Amended and Restated Bylaws of the Company, as amended, (iv) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated, (v) the forms of Warrants and (vi) other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and that all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and any applicable prospectus supplement(s).

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of Title 7 of the Nevada Revised Statutes, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, the Shares, when issued and paid for upon the exercise of the Warrants, and in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable, and the Shares outstanding as of the date hereof are validly issued, fully paid and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP